Exhibit 10.2

MANAGEMENT SERVICES AGREEMENT
This Management Services Agreement (this “Agreement”) is entered into as of July 14, 2016 by and between TRT LeaseCo, LLC, a Delaware limited liability (the “Company”) and DGI-BNSF Corp., a Delaware corporation (the “Service Provider”). The Company and the Service Provider are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.
PRELIMINARY STATEMENT
The Company desires to receive certain financial and management services from the Service Provider, and the Service Provider desires to perform such services for the Company, in each case on the terms and subject to the conditions set forth in this Agreement.
AGREEMENTS
Intending to be legally bound, the Parties hereby agree as follows:
1.Appointment of the Service Provider. On the terms and conditions set forth in this Agreement, the Company hereby appoints the Service Provider, and the Service Provider hereby accepts its appointment, as a provider of certain financial and management services to the Company as described herein.

2.Scope of Services. The Service Provider will render or cause to be rendered (either directly or by or through an Affiliate of Service Provider) the following financial and management services to the Company Group (as hereinafter defined): (i) the Service Provider will provide certain financial protections (the “Guarantor Services”) for the benefit of the Company Group by causing Terracap Management Inc. (“Terracap”) to act as the “Indemnitor” under that certain Indemnity and Guaranty Agreement, dated March 12, 2015, from Terracap in favor of Wells Fargo Bank Northwest, N.A., as trustee (the “Indemnity and Guaranty Agreement”), subject to Section 7 hereof; (ii) the Service Provider will provide personnel to serve as certain executive officers of CMC (as hereinafter defined) and its subsidiaries (including the Company) (the “Executive Officer Services”); (iii) the Service Provider will provide not less than two (2) individuals to serve as directors on the Company’s board of directors (the “Director Services”); and (iv) the Service Provider will provide asset management services to the Company Group as the Company may reasonably request from time to time, which services shall include, without limitation, day-to-day communication with the tenant and mortgage lender of the Subject Property (as hereinafter defined), management of the Subject Property, obtaining offers for and negotiating the sale or refinancing of the Subject Property, and obtaining agreement of tenants as to and negotiating restructuring or extension of leases relating to the Subject Property (the “Asset Management Services” and, collectively with the Guarantor Services, Executive Officer Services and Director Services, the “Services”). The Service Provider will use its reasonable best efforts to cause its employees and agents to provide the Company Group with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company Group. The Service Provider and its officers, directors, managers, Affiliates, employees, controlling Persons, agents and representatives will devote so much of their time and efforts as reasonably necessary and appropriate to perform the Services.

3.Compensation; Defined Terms. During the term of this Agreement and in consideration for the Services, the Company shall pay the Service Provider the fees set forth in this Section 3 (collectively, the “Service Fees”), which shall accrue interest free and shall be payable in full to the Service Provider upon, but not before, a Sale Transaction, Refinance Transaction, Lease Transaction or BNSF Transaction (as applicable). The following Services Fees will be paid to the Service provider from the Applicable Fee Amount (and solely from the Applicable Fee Amount) with respect to the Sale Transaction, Refinance Transaction, Lease Transaction or BNSF Transaction, as applicable:

(a)With respect to the Guarantor Services, an amount per calendar year equal to (x) 0.0025 multiplied by (y) the amount representing the average monthly balance of the Note (as defined below) outstanding as of the last calendar day of each month in such calendar year for so long as the Service Provider is rendering the Guarantor Services;

(b)With respect to the Executive Officer Services, an amount per calendar year equal to $1.00.

(c)With respect to the Director Services, an amount per calendar year equal to $1.00.

(d)With respect to the Asset Management Services, an amount equal to the remaining Applicable Fee Amount for the Sale Transaction, Refinance Transaction, Lease Transaction or BNSF Transaction (as applicable), after giving effect to the payments set forth in Sections 3(a) through 3(c) of this Agreement.

Exhibit 10.2

Services Fees for Asset Management Services with respect to any Sale Transaction shall be payable at the closing of such Sale Transaction. Services Fees for Asset Management Services with respect to any Refinance Transaction, Lease Transaction or BNSF Transaction shall be payable on a periodic basis (but not less than quarterly) following the closing of such Refinance Transaction, Lease Transaction or BNSF Transaction (as the case may be).
For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount of Service Fees due or payable hereunder exceed the total Applicable Fee Amount in respect of all Sale Transactions, Refinance Transactions, Lease Transactions and/or BNSF Transactions.
For purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person, and (b) any officer, director or shareholder of such Person. For purposes of this definition, the term “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Fee Amount” shall mean either (i) in the case of a Sale Transaction, a one-time fee in an amount equal to: (w) 0.40 multiplied by (x) the Sale Amount less the Threshold Amount; (ii) in the case of a Refinance Transaction or a Lease Transaction, a periodic fee in an amount equal to: (y) 0.40 multiplied by (z) the Net Excess Cash Amount as of the date such fee is payable; or (iii) in the case of a BNSF Transaction, a periodic fee in an amount equal to: (y) the applicable BNSF Factor multiplied by (z) the Net Excess Cash Amount as of the date such fee is payable; provided, however, that the Applicable Fee Amount payable under each of the foregoing clauses (i), (ii) and (iii) shall be increased by any Loaned Amount (as defined in the Stockholders’ Agreement) if CRIC TRT Acquisition LLC has properly exercised its rights in Section 15(b) of the Stockholders’ Agreement.
“BNSF Factor” shall mean (a) 0.80 in the case of any BNSF Transaction that closes on or prior to the third (3rd) anniversary of the date hereof, (b) 0.60 in the case of any BNSF Transaction that closes on or prior to the fifth (5th) anniversary of the date hereof (but after the third (3rd) anniversary of the date hereof) or (c) 0.40 in the case of any BNSF Transaction that closes after the fifth (5th) anniversary of the date hereof. For purposes of this definition, a BNSF Transaction shall be deemed to have “closed” on the date on which the definitive document effectuating the applicable restructuring, modification or amendment is duly executed and delivered by all parties thereto and becomes effective.
“BNSF Transaction” shall mean any restructuring, modification or amendment of that certain Lease dated as of June 1, 2014, between the Company, as landlord, and BNSF Railway Company (f/k/a The Burlington Northern and Santa Fe Railway Company), as tenant, as the same has been amended, modified and supplemented.
“CMC” shall mean CMC Industries, Inc., a Texas corporation.
“Company Group” shall mean the Company, CMC and each subsidiary of CMC, collectively.
“Company Group Responsible Party” shall mean any of (i) KFS, (ii) any subsidiary of KFS other than members of the Company Group, and (iii) any director, manager or executive officer of KFS or any of its subsidiaries (including, without limitation, the Company Group); provided, however, that “Company Group Responsible Party” shall not include (A) any independent director or independent manager of any of the foregoing, (B) Leo Schwartz or Larry Krauss or (C) any Person appointed by Leo Schwartz or Larry Krauss.
“Contribution and Liability Satisfaction Amount” shall mean $1,500,000.00 plus the aggregate amount of any and all (without duplication) (i) capital contributions made to the Company Group by KFS or any of its Affiliates on or after the date of this Agreement for payment of franchise taxes and organizational expenses applicable to the Company Group, (ii) capital contributions made to the Company Group by KFS or any of its Affiliates on or after the date of this Agreement for any other purposes, and (iii) debt, liabilities or other obligations of the Company Group (including any such debt, liabilities or other obligations owed to KFS or any of its Affiliates, whether pursuant to the Tax Allocation Agreement or otherwise), excluding the mortgage loan evidenced by the Note and any obligations thereunder. In the event that the Contribution and Liability Satisfaction Amount is used to calculate Applicable Fee Amounts paid to the Service Provider more frequently than once annually in connection with a Refinance Transaction, a Lease Transaction or a BNSF Transaction, the Contribution and Liability Satisfaction Amount with respect to payments made at times other than the end of a fiscal year of the Company may include an amount equal to estimated taxes to be paid by the Company Group for such fiscal year, and the Contribution and Liability Satisfaction Amount with respect to the payment made at the end of such fiscal year shall be adjusted to reflect the difference between the actual taxes paid by the Company Group at the end of such fiscal year as compared with such estimated taxes (with a credit to the benefit of the Service Provider in the event that the aggregate estimated tax amount used to calculate the Contribution and Liability Satisfaction Amount

Exhibit 10.2

for any previous periods within such fiscal year is greater than the actual taxes for such fiscal year, and with a deduction to the Service Fees payable to Service Provider in the event that the aggregate estimated tax amount used to calculate the Contribution and Liability Satisfaction Amount for any previous periods within such fiscal year is less than the actual taxes for such fiscal year).
“Deed of Trust” shall mean that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated March 12, 2015, from TRT LeaseCo, LLC, a Delaware limited liability company, to Malcolm Morris (as Deed of Trust Trustee) for the benefit of Wells Fargo Bank Northwest, N.A., as trustee.
“KFS” shall mean Kingsway Financial Services Inc., an Ontario corporation.
“Lease Transaction” shall mean a restructuring, extension, modification or amendment of any existing lease of the Subject Property or any portion thereof, or any new lease of the Subject Property, other than a BNSF Transaction.
“Net Excess Cash Amount” shall mean, as to any Refinance Transaction, Lease Transaction or BNSF Transaction, as of any given date, (i) the excess cash (net of any estimated tax liabilities or other reasonably anticipated expenses or obligations of the Company Group) of the Company Group resulting from such Refinance Transaction, Lease Transaction or BNSF Transaction (as applicable), less (ii) (X) any taxes triggered or incurred in connection with such Refinance Transaction, Lease Transaction or BNSF Transaction (as applicable) and (Y) any closing costs or transaction expenses (including reasonable expenses of outside professional advisers) related to such Refinance Transaction, Lease Transaction or BNSF Transaction (as applicable) payable to parties other than the Company or any of its Affiliates, less (iii) the applicable Threshold Amount.
“Note” shall mean that certain 4.07% Senior Secured Note (No. R-1), Due May 15, 2034, with an initial principal face amount of $182,666,908.56, made by TRT LeaseCo, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank Northwest, N.A., as trustee.
“Note Satisfaction” shall mean the full performance and satisfaction of any and all obligations of TRT LeaseCo, LLC under, and the termination of, the Note.
“Note Satisfaction Amount” shall mean, as of any given time, the aggregate amount required to be paid under the Note at such time in order to effectuate the Note Satisfaction.
“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, other business entity, or governmental agency or authority.
“Refinance Transaction” shall mean a refinancing or restructuring of the mortgage loan evidenced by the Note and secured by the Deed of Trust after which the Company continues to own the Subject Property.
“Sale Amount” shall mean, with respect to any Sale Transaction, the actual proceeds of such sale, net of (i) any taxes triggered or incurred in connection therewith and (ii) any closing costs or transaction expenses (including reasonable expenses of outside professional advisers) related to such Sale Transaction payable to parties other than the Company or any of its Affiliates.
“Sale Transaction” shall mean a sale of the Subject Property or of the beneficial ownership interest therein.
“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement dated as of the date hereof, by and among CMC, CMC Acquisition, LLC, a Delaware limited liability company, CRIC TRT Acquisition LLC, a Delaware limited liability company, and each other Person that may execute such agreement from time to time, as amended.
“Subject Property” shall mean that certain real property that is subject to the Deed of Trust.
“Tax Allocation Agreement” shall mean the Second Amended and Restated Kingsway Affiliated Group Tax Allocation Agreement dated as of December 1, 2013 (as the same may be amended from time to time).
“Threshold Amount” shall mean an amount equal to (i) the Contribution and Liability Satisfaction Amount, plus (ii) (A) with respect to any Sale Transaction, the Note Satisfaction Amount, (B) with respect to any Refinance Transaction, the Note Satisfaction Amount plus the aggregate amount of any principal, interest and other amounts payable in order to fully perform and satisfy any and all obligations under any other mortgage loan or indebtedness encumbering the Subject Property (other than any mortgage loan or indebtedness that is intended to remain in place following closing of the Refinance Transaction), or (C) with respect to any Lease Transaction or BNSF Transaction, the aggregate amount of any principal, interest and other amounts then due and payable with respect to any mortgage loan or indebtedness encumbering the Subject Property.

Exhibit 10.2

The obligations of the Parties set forth in this Section 3 shall survive termination of this Agreement until such time as all obligations of the Company under Section 3(d) have been satisfied.
4.Term; Termination. This Agreement will commence as of the date hereof and will automatically terminate upon the closing of any sale of the Subject Property or of the beneficial ownership interest therein which results in neither KFS nor any of its Affiliates owning the Subject Property or any beneficial interest therein, and payment in full to the Service Provider of all Service Fees owed to it hereunder at such time; provided, however, that (i) this Agreement may be terminated at any time upon the mutual written agreement of the Parties and (ii) in the event that Terracap is either no longer a party to the Indemnity and Guaranty Agreement or is otherwise no longer responsible for the obligations of the “Indemnitor” set forth in the Indemnity and Guaranty Agreement, the Company may, upon 90 days prior written notice to the Service Provider, terminate this Agreement as to the Guarantor Services and the Executive Officer Services only (and, for the avoidance of doubt, following any such termination, this Agreement shall remain in full force and effect as to the Director Services and the Asset Management Services).

5.Relationship of Parties. The Service Provider is and shall remain at all times an independent contractor of the Company in the performance of all Services. In all matters relating to this Agreement, each Party will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of any other Party. Except as specifically provided herein, none of the Parties shall act or represent or hold itself out as having authority to act as an agent or partner of any other Party, or in any way bind or commit any other Party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being responsible only for its obligations as set forth in this Agreement.

6.General Provisions.

(a)Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient, (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:	With a copy to (which shall not constitute notice):
TRT LeaseCo, LLC c/o Kingsway America Inc. 150 Pierce Road, 6th Floor Itasca, IL 60143 Attention: Hassan Baqar and William Hickey Email: hbaqar@kingswayfinancial.com; whickey@kingswayfinancial.com	McDermott Will & Emery LLP 227 West Monroe Street Chicago, Illinois 60606 Attn: Eric Orsic Email: eorsic@mwe.com

If to Service Provider:	With a copy to (which shall not constitute notice):
DGI-BNSF Corp.
10290 West Atlantic Avenue, #480127
Delray Beach, FL 33448
Attention: Leo S. Schwartz
Email: lschwartz@cric2funds.com

and

DGI-BNSF Corp.
100 Sheppard Avenue East, Suite 502
Toronto, ON M2N 6N5
Canada
Attention: Larry Krauss
Email: lkrauss@terracap.ca
Dain, Torpy, Le Ray, Wiest & Garner, P.C. 745 Atlantic Avenue, 5th Floor Boston, MA 0211 Attn: Timothy Pecci Email: tpecci@daintorpy.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Exhibit 10.2

(b)Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(d)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(e)Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

(f)Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(g)Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)Applicable Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic laws of the State of New York (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)Waiver of Trial by Jury. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(j)Consent to Jurisdiction. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR

Exhibit 10.2

DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 6(a) OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

(k)Confidentiality. The Service Provider shall treat and hold as confidential all of the terms and conditions of this Agreement; provided, however, that the Service Provider may disclose such information to its legal counsel, accountants, financial planners and/or other advisors on an as-needed basis so long as any such individual or entity is bound by a confidentiality obligation with respect thereto.

(l)Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or portable document format (.PDF)), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.Indemnification. Notwithstanding anything herein to the contrary, with respect to the Guarantor Services, KFS, an Affiliate of the Company, hereby agrees to indemnify, defend and hold harmless the Service Provider, Terracap and any Affiliate or subsidiary of the Service Provider providing the Guarantor Services (collectively, the “Servicer Indemnified Parties”), from and against any and all liability, claims, damages, expenses (including, without limitation, reasonable attorneys’ fees) and causes of action of any kind or nature whatsoever arising out of, connected with or related to the Indemnity and Guaranty Agreement (collectively, “Claims”) brought by the Purchaser (as such term is defined in the Indemnity and Guaranty Agreement) under the Indemnity and Guaranty Agreement, which Claims are directly caused by actions that are taken by a Company Group Responsible Party which directly trigger liability to or obligations of Terracap pursuant to Section 1 of the Indemnity and Guaranty Agreement (including, without limitation, the last paragraph thereof). The indemnification obligations set forth in this Section 7 shall remain in effect until the later to occur of (a) the Note Satisfaction and (b) termination or expiration of Terracap’s liability for claims under Section 1 of the Indemnity and Guaranty Agreement. In addition, for the avoidance of doubt, all parties hereto acknowledge and agree that (i) the indemnification obligation set forth in this Section 7 shall be the sole remedy of the Servicer Indemnified Parties with respect to any Claims arising from or relating to the triggering of the obligations set forth in Section 1 of the Indemnity and Guaranty Agreement; (ii) any party seeking indemnification pursuant to this Section 7 shall look solely to the assets of KFS and no other individual or entity (including any direct or indirect equity holder of KFS) shall be responsible for any indemnification obligation hereunder and (iii) KFS’s indemnification obligations set forth in this Section 7 shall not be triggered by (X) the failure of CMC or any of its Affiliates or subsidiaries (other than the Company) to lend, contribute or otherwise pay money to, or on behalf of, the Company or (Y) the commencement (whether voluntary or otherwise) of any filing, case or other proceeding, or the entry of any decree, judgment, order or other ruling, under any bankruptcy or insolvency law or any law relating to creditor’s rights or remedies, in each case with respect to CMC or any of its Affiliates or subsidiaries (other than the Company) or any of their assets.

8.Termination of Guarantor Services. In the event that the Note Satisfaction has occurred, (a) Terracap shall be removed as “Indemnitor” under the Indemnity and Guaranty Agreement as of the effective date of the Note Satisfaction, (b) the Service Provider shall be relieved of its obligation to provide the Guarantor Services as of such date and (c) for the avoidance of doubt, this Agreement shall otherwise continue in effect and all Service Fees will continue to be paid in accordance with Section 3 of this Agreement.

9.Removal of Certain Officers. KFS agrees that it will not cause CMC or any of its subsidiaries to remove Leo Schwartz or Larry Krauss as officers of CMC or any of its subsidiaries unless, prior to or contemporaneously with such removal, Terracap is either no longer a party to the Indemnity and Guaranty Agreement or is otherwise no longer responsible for the obligations of the “Indemnitor” set forth in the Indemnity and Guaranty Agreement.

10.Terracap Guaranty. Terracap hereby guarantees the performance and observation by the Service Provider of its obligations hereunder. The obligation of Terracap under this Section 10 is a continuing guaranty and shall remain in effect until the Note Satisfaction has occurred.

11.Additional Consideration for Guarantor Services. Without limitation, reduction or abatement of any Service Fees to be paid to the Service Provider hereunder, as additional consideration to the Service Provider for the Guarantor Services, (a) the Company shall not enter into any Refinance Transaction pursuant to which Service Provider, Terracap or any of their Affiliates may be required to further guaranty any obligations of CMC or any of its subsidiaries, or which would reasonably be expected to increase the liability of any of the Servicer Indemnified Parties under the Indemnity and Guaranty Agreement or otherwise materially impact Terracap’s (or its applicable successor’s or assign’s) obligations under the Indemnity and Guaranty Agreement, and (b) KFS shall not cause or allow CMC or any of CMC’s subsidiaries to incur any additional indebtedness pursuant to which Service Provider, Terracap or any of their Affiliates may be required to further guaranty any obligations of CMC or any of its subsidiaries, or which would reasonably be expected to increase the liability of any of the Servicer Indemnified Parties under

Exhibit 10.2

the Indemnity and Guaranty Agreement, without the prior written consent of the Service Provider as to each such transaction referenced in the foregoing clauses (a) and (b). Consent of the Service Provider as to any specific transaction described in this Section 11 shall not be effective as the Service Provider’s consent to any other such transaction, and the requirement for the Service Provider’s consent under this Section 11 may not be waived except by a written waiver of the Service Provider in each instance where the Service Provider’s consent may be required.

[Signature Page Immediately Follows]

Exhibit 10.2

The Parties have executed and delivered this Management Services Agreement as of the date first written above.

COMPANY:
TRT LEASECO, LLC
By:    ____________________________________
Name:
Title:
SERVICE PROVIDER:
DGI-BNSF CORP.
By:    ____________________________________
Name:
Title:
As to its obligations set forth in Section 10 of this Agreement:
TERRACAP:
TERRACAP MANAGEMENT INC.
By:    ____________________________________
Name:
Title:
As to its obligations set forth in Sections 7, 9 and 11 of this Agreement:
KFS:
KINGSWAY FINANCIAL SERVICES INC.
By:    ____________________________________
Name:
Title: